UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2014

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) that would increase the number of shares of the Company’s common stock reserved for issuance under the ESPP by an additional 1,000,000 shares. According to the final results from the Company’s 2014 Annual Meeting of Stockholders held on June 25, 2014 (the “Annual Meeting”), the Company’s stockholders approved the amendment to the ESPP. The foregoing description of the amendment is qualified in its entirety by reference to the text of the amended and restated version of the ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 25, 2014 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated May 16, 2014 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors of the Company until the 2017 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph J. Krivulka	103,111,598	727,360	42,046	14,432,364
Howard W. Robin	103,052,718	786,563	41,723	14,432,364
Dennis L. Winger	102,721,892	1,117,148	41,964	14,432,364

In addition to the directors elected above, Robert B. Chess, R. Scott Greer, Christopher A. Kuebler, Lutz Lingnau, Susan Wang and Roy A. Whitfield continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to amend the ESPP to increase the aggregate number of shares of common stock available for issuance under the ESPP by 1,000,000 shares for a total reserve of 2,500,000 shares, as described in the proxy materials, was approved with approximately 97.5% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 2.4% of the shares present or represented and voting at the Annual Meeting voting against the proposal.

For	Against	Abstain	Broker Non-Votes
101,295,218	2,522,148	63,638	14,432,364

Proposal 3

The proposal to ratify the appointment, by the audit committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014, as described in the proxy materials, was approved with approximately 99.6% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.3% voting against the proposal.

For	Against	Abstain
117,857,287	389,789	66,292

Proposal 4

The proposal to approve the compensation of the Company’s Named Executive Officers, on a non-binding advisory basis, was approved with approximately 98.9% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1.0% voting against the proposal.

For	Against	Abstain	Broker Non-Votes
102,779,675	1,019,755	81,574	14,432,364

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employee Stock Purchase Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: June 27, 2014	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employee Stock Purchase Plan, as amended and restated